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                                                                Exhibit 10.22



                          (1) EUROPEAN INVESTMENT BANK

                                      -AND-

                           (2) YORKSHIRE LINK LIMITED

                            A1 - M1 DBFO ROAD PROJECT

                             EIB FACILITY AGREEMENT
                                (POUND)90,000,000

                               DATED 26 MARCH 1996

                   AS AMENDED AND RESTATED ON 4 SEPTEMBER 2001

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THIS AGREEMENT is made the 26th day of March 1996 and amended and restated on
4th day of September 2001.

BETWEEN: -

(1) EUROPEAN INVESTMENT BANK, an international institution established by the Treaty of Rome on 25th March 1957 and having its seat at 100 boulevard Konrad Adenauer, L-2950 Luxembourg ("EIB"); and

(2) YORKSHIRE LINK LIMITED a company incorporated in England and Wales with registered no. 2999303 (the "BORROWER").

WHEREAS:

(A) The Government of the United Kingdom desires to have the private sector invest and participate in the development of the nation's transport system.

(B) In accordance with the foregoing policy, interested persons were invited to submit proposals for investing in the Project.

(C) The Project comprises the design, construction, financing and operation of approximately 30km of motorway and trunk road between Junction 28 (Tingley) of the M62 motorway and Bramham Crossroads on the Al Trunk Road in accordance with Annex 3.

(D) Proposals were submitted by the Borrower for the design and construction of the Works, the financing, operation and maintenance of the Project Facilities and the conduct of the other Operations during the Contract Period.

(E) The Secretary of State for Transport (the "SECRETARY OF STATE") and the Borrower reached agreement as set out in the DBFO Contract dated 26 March 1996 (the "DBFO CONTRACT").

(F) The Borrower is a company owned as to 100% by Yorkshire Link (Holdings) Limited.

(G) Yorkshire Link (Holdings) Limited is a company incorporated in England and Wales, the shareholders of which are as set out below:

SHAREHOLDER                                         ORDINARY SHARES
-----------                                         ---------------
Macquarie Infrastructure (UK) Limited                 1,500,000

Balfour Beatty plc                                    1,500,000

Deutsche Bank A.G.  London Branch                             1

(H) The Borrower requested that EIB establish the terms on which it would be willing to make available to the Borrower a credit in the aggregate amount of(pound)90,000,000 (ninety million pounds) (the "CREDIT").

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(I)   The persons that were then the Banks under the Commercial Bank Facility
      Agreement agreed with the Borrower to issue letters of credit to EIB and EIF (as defined below) agreed with the Borrower to issue a guarantee to EIB, in each case, in order to secure financial obligations of the Borrower arising in respect of the Credit.

(J) EIB, being satisfied that the financing of the Project was within the scope of its functions and having regard to the matters recited above, decided to give effect to the Borrower's request.

(K) Pursuant to the amendment and restatement agreement, to which this Agreement is appended as the Fifth Schedule (the "AMENDMENT AND RESTATEMENT AGREEMENT"), it was agreed between the parties that certain amendments would be made to this Agreement.

1.    INTERPRETATION

1.1   DEFINITIONS

      In this Agreement, unless the context otherwise requires, the following words and expressions shall have the meanings ascribed to them below:

      "ACCOUNT BANK" means ABN AMRO Bank N.V.;

      "ADJUSTED REQUIRED VALUE" in respect of the EIB Bank Security means its Required Value at any date to the extent (if any) reduced by means of Notices of Release of EIB Bank Security pursuant to Clause 12.1;

      "AMORTISATION DATE" means each Payment Date and the Final Maturity Date;

      "BANKS" has the meaning ascribed to it in the Commercial Banks Facility Agreement;

      "BASE CASE" means the Base Case as defined in the Commercial Banks Facility Agreement;

      "BF LETTERS OF CREDIT" means two irrevocable letters of credit issued to EIB in the form of Annex 5 or otherwise as accepted by EIB;

      "BUSINESS DAY" means a day which is both a Luxembourg Business Day and a London Business Day;

      "CBFA FINAL MATURITY DATE" means 31 March 2024;

      "COMMERCIAL BANKS FACILITY AGREEMENT" means the facility agreement dated 26 March 1996 made between, inter alios, the persons that were then the Facility Agent and the Commercial Banks, as amended and restated on 20 October 1997 and on 4 September 2001 by the Amendment and Restatement Agreement;

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      "COMPENSATION ACCOUNT" means the account to be opened and maintained pursuant to clause 14 of the Intercreditor Agreement;

      "COMPULSORY PREPAYMENT" means any prepayment of the whole or any part of the Loan (other than a Voluntary Prepayment) including, without limitation, prepayments following a demand made under Clauses 9 or 10;

      "CONCESSION MATURITY DATE" means the date of the expiration of the period of 30 years commencing on the Commencement Date;

      "CLAIMS RESERVE ACCOUNT" means the account to be opened and maintained pursuant to clause 11 of the Intercreditor Agreement;

      "CREDIT" has the meaning ascribed to it in Recital (H);

      "DBFO CONTRACT" has the meaning ascribed to it in Recital (E);

      "DEBT SERVICE RESERVE ACCOUNT" means the account to be opened and maintained pursuant to clause 13 of the Intercreditor Agreement;

      "DIRECT AGREEMENT" means the agreement dated 26 March 1996 made between the Secretary of State, the Intercreditor Agent and the Borrower;

      "EIB ANNUAL DEBT SERVICE COVER RATIO" means in respect of any relevant period, the ratio of A:B where:

            A is the aggregate amount of (but without double counting and provided that cash balances/cash flows shall not be double counted):
            (i) the EIB Cash Flow Available for Debt Service received during such relevant period; (ii) amounts paid during such relevant period from monies standing to the credit of the Tax Reserve Account and/or the Maintenance Reserve Account; But deducting from the foregoing aggregate amount any amounts credited or due to be credited to the Tax Reserve Account and/or the Maintenance Reserve Account during such relevant period; and (iii) the Claims Reserve Surplus released in accordance with and as defined in clause 11.5 of the Intercreditor Agreement;

            B is the aggregate amount of (but without double counting any amount): (i) interest, fees, commission, costs and other amounts under the Commercial Banks Facility Agreement, the EIF Senior Guarantee Facility Agreement and the EIB Facility Agreement (and under any other financial indebtedness ranking, under the terms of the Intercreditor Agreement, pari passu therewith) which fall due during such relevant period but deducting from interest due under the Facility hedging receipts under the relevant Hedging Contracts (after taking account of any required netting thereunder); (ii) hedging payments which fall due during such relevant period under any Hedging Contract (after taking account of any required netting thereunder); and (iii) principal repayments which fall due under this Agreement and under the Commercial Banks Facility Agreement (and any other financial indebtedness ranking, under the terms of the Intercreditor

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            Agreement, pari passu therewith) during such relevant period but ignoring any amounts payable in respect of Refinancing Expenses;

      "EIB BANK SECURITY" means Letters of Credit and EIB Cash Security arising in respect of the EIB Cash Collateral Accounts;

      "EIB/BORROWER PREPAYMENT CASH COLLATERAL ACCOUNT" means the cash collateral account for the benefit of EIB to be opened and maintained with the Account Bank into which prepayments by the Borrower may be paid subject to and in accordance with this Agreement;

      "EIB CASH COLLATERAL ACCOUNTS" means the EIB/Borrower Prepayment Cash Collateral Account and each EIB/Issuer Cash Collateral Account;

      "EIB CASH FLOW AVAILABLE FOR DEBT SERVICE" means, in respect of any relevant period, the aggregate of (i) DBFO Payments received in such relevant period; (ii) any insurance for loss of revenue and liquidated damages received in such relevant period; (iii) interest received in such period on cash deposits and (iv) income received in such relevant period from Authorised Investments; But deducting from the aggregate of the foregoing (a) those amounts which have been credited or fell due to be credited to the Annual Reconciliation Account in such relevant period; and
      (b) Permitted Payments made or which fell due to be paid in such relevant period but ignoring any amounts payable in respect of Refinancing Expenses;

      "EIB CASH SECURITY" means the Sterling cash collateral which is, in accordance with this Agreement, from time to time standing to the credit of one or more EIB Cash Collateral Accounts in respect of which a valid first ranking security interest exists in favour of EIB under (in the case of the EIB/Borrower Prepayment Cash Collateral Account) the Debenture and (in the case of the EIB/Issuer Cash Collateral Account) such other charging document as shall be executed and delivered for the purpose;

      "EIB FORECAST ANNUAL DEBT SERVICE COVER RATIO" means, on any relevant date and in respect of any relevant period, the ratio of A:B where:

            A is the aggregate amount of (but without double counting and provided that cash balances/cash flows shall not be double counted):
            (i) the EIB Forecast Cash Flow Available for Debt Service; (ii) amounts forecast to be paid during such relevant period from monies standing to the credit of the Tax Reserve Account and/or the Maintenance Reserve Account at the beginning of such relevant period; and (iii) the Claims Reserve Surplus released in accordance with and as defined in clause 11.5 of the Intercreditor Agreement at the beginning of such relevant period; But deducting from the foregoing aggregate amount any amounts forecast to be credited to the Tax Reserve Account and/or the Maintenance Reserve Account during such relevant period; and

            B is the aggregate amount of (but without double counting any amount): (i) interest, fees, commission, costs and other amounts under the Commercial Banks Facility Agreement, EIF Senior Guarantee Facility Agreement and the EIB

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            Facility Agreement (and any other financial indebtedness ranking under the terms of the Intercreditor Agreement pari passu therewith) falling due during the relevant period but deducting from interest due under the Facility hedging receipts under the relevant Hedging Contracts (after taking account of any required netting thereunder);
            (ii) hedging payments falling due for payment during such relevant period under any Hedging Contract (after taking account of any required netting thereunder; and (iii) principal repayments falling due under this Agreement and the Commercial Banks Facility Agreement (and any other financial indebtedness ranking under the terms of the Intercreditor Agreement pari passu therewith) during such relevant period but ignoring any amounts payable in respect of Refinancing Expenses;

      "EIB FORECAST CASH FLOW AVAILABLE FOR DEBT SERVICE" means, in respect of any relevant period, the aggregate of: (i) DBFO Payments scheduled to be received in such relevant period; (ii) any insurance for loss of revenue and liquidated damages forecast to be received in such relevant period or, if the relevant period is greater than twelve months, in the first twelve months of such relevant period; (iii) interest forecast to be received on cash deposits in such relevant period; and (iv) income forecast to be received on Authorised Investments in such relevant period, But deducting from the aggregate of (i), (ii), (iii) and (iv) above (a) those amounts which are forecast to be credited to the Annual Reconciliation Account in such relevant period; and (b) Permitted Payments falling due in such relevant period but ignoring any amounts payable in respect of Refinancing Expenses (the "TOTAL AMOUNT"). Provided that the aggregate amount forecast to be received under (iii) and (iv) above shall be capped at an amount equal to 7.5% of the Total Amount and to the extent the amount forecast to be received under (iii) and (iv) above exceeds 7.5% of the Total Amount the Total Amount shall be reduced by any such excess;

      "EIB/ISSUER CASH COLLATERAL ACCOUNT" means each cash collateral account for the benefit of EIB to be opened and maintained pursuant to clause 11.3 of the Commercial Banks Facility Agreement into which sums may be paid by an Issuer so as to constitute EIB Cash Security as contemplated by Clause 9;

      "EIB LOAN LIFE COVER RATIO" means, on any relevant date, the ratio of A :
      B where:-

            A is the sum of (but without double counting and provided that cash balances/cash flows shall not be double counted):-

            (i) the net present value (at a discount rate set out in the Base Case or, as the case may be, in the Project Forecast most recently delivered hereunder at such date, equal to the forecast weighted average cost to the Borrower of funds (taking into account the effect of any hedging that is in place) drawn under the Banks Facility (including the Applicable Margin) and the Credit) of the EIB Forecast Cash Flow Available for Debt Service disregarding any interest accruing on the amount standing to the credit of the EIB/Borrower Prepayment Cash Collateral Account) calculated from such relevant date to the Final Maturity Date;

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            (ii)  credit balances on the Project Accounts (other than the Claims
                  Reserve Account and Company Account) to the extent such credit balances will not be applied in accordance with paragraphs (x) to (xvii) of Clause 12.3 of the Intercreditor Agreement in the next 6 month period; and

            (iii) the face value of any letter of credit (issued by a bank acceptable to EIB) in lieu of credit balances held on the Debt Service Reserve Account; and

            B is the sum of (but without double counting):-

            (i) the Loan at such time less the amount then standing to the credit of the EIB/Borrower Prepayment Cash Collateral Account to the extent only that such amount comprises amounts originally credited to such account pursuant to Clause 6.4;

            (ii) all outstanding advances made (or deemed made) by the Banks pursuant to the Commercial Banks Facility Agreement prior to the Final Maturity Date and which are, in each case scheduled to be repaid prior to the Final Maturity Date;

            (iii) any other financial indebtedness of the Borrower (excluding for this purpose any obligation to counter-indemnify any Issuer or the EIF in respect of the future performance by such Issuer or the ElF of its obligations under any EIB Bank Security or the EIF Senior Guarantee) ranking under the terms of the Intercreditor Agreement in terms of security at least pari passu with the Loan or the security created by the Shared Security Documents in each case scheduled to be repaid prior to the Final Maturity Date;

      "EIB SECURITY" means the EIB Bank Security and the EIF Senior Guarantee;

      "EIB SECURITY VALUE" means at any time:

            (a) in relation to a Letter of Credit, the maximum amount payable under such Letter of Credit at the relevant time; and

            (b) in relation to EIB Cash Security, the face value thereof at the relevant time;

      "EIF" means the European Investment Fund;

      "EIF SENIOR GUARANTEE" means the guarantee by EIF in favour of EIB in the form of schedule 2 to the EIF Senior Guarantee Facility Agreement, as amended and restated in accordance with the Amendment and Restatement Agreement;

      "EIF SENIOR GUARANTEE FACILITY AGREEMENT" means the facility agreement dated 26 March 1996 between the Borrower and EIF providing, inter alia, for the issue of the EIF

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      Senior Guarantee, as amended and restated in accordance with the Amendment and Restatement Agreement;

      "EVENT OF DEFAULT" means any one of those events specified, or incorporated herein by reference, in Clauses 9.1 and 10;

      "EXPIRY DATE" means in relation to any EIB Bank Security, the date on which it ceases to be available as security for the claims intended to be supported thereby;

      "FINAL BANK REPAYMENT DATE" means the Final Repayment Date as defined in the Commercial Banks Facility Agreement;

      "FINAL MATURITY DATE" means 25 March 2020;

      "FIRST RELEASE" means the first release of Letters of Credit to become effective pursuant to Clause 12.3;

      "FIRST RELEASE DATE" has the meaning given to it in Clause 12.2;

      "INTERCREDITOR AGENT" means ABN AMRO Bank N.V. in its capacity as intercreditor agent under the Intercreditor Agreement (and any duly appointed successor intercreditor agent);

      "INTERCREDITOR AGREEMENT" means the agreement dated 26 March 1996 between, inter alios, the Borrower and the person that was the Intercreditor Agent, as amended and restated on 20 October 1997 and on 4 September 2001 by the Amendment and Restatement Agreement;

      "INTEREST DIFFERENTIATED RATE" means, in respect of the Unguaranteed Loan,
      9.53 percent per annum;

      "INTEREST PERIOD" means each successive period commencing on a Payment Date and ending on the next Payment Date;

      "INTEREST RATE" means 9.23 percent per annum;

      "ISSUER" means a Bank by whom or on whose behalf a Letter of Credit is issued or is to be issued hereunder;

      "LETTER OF CREDIT" means an irrevocable letter of credit issued by ABN AMRO Bank N.V. (or other Bank acceptable to EIB) on behalf of the Banks as Issuers in the form of Annex 1 or otherwise as accepted by EIB;

      "LOAN" means the aggregate principal amount advanced by EIB to the Borrower and for the time being outstanding hereunder;

      "LONDON BUSINESS DAY" means a day on which banks are open for business in London;

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      "LUXEMBOURG BUSINESS DAY" means a day which is a working day of EIB in
      Luxembourg;

      "MAINTENANCE RESERVE ACCOUNT" means the account to be opened and maintained pursuant to clause 15 of the Intercreditor Agreement;

      "NOTICE OF RELEASE" means a notice by EIB to the Borrower and/or (as the case may be) the Issuing Bank given pursuant to Clause 12;

      "OPERATING ACCOUNT" means the account to be opened and maintained pursuant to clause 12 of the Intercreditor Agreement;

      "PAYMENT DATE" means 31 March and 30 September of each year until and including the Final Maturity Date;

      "POTENTIAL EVENT OF DEFAULT" means any event which would or is reasonably likely to become (with the passage of time, the giving of notice, the making of any determination or any combination thereof) an Event of Default;

      "PREPAYMENT AMOUNT" has the meaning ascribed to it in Clause 6.2(a);

      "PREPAYMENT DATE" in relation to a Voluntary Payment, has the meaning ascribed to it in Clause 6.2(a) and, in the case of a Compulsory Prepayment, means the date of demand (where Clause 9 or 10 applies) or, in any other case, the date of actual prepayment;

      "PREPAYMENT NOTICE" has the meaning ascribed to it in Clause 6.2(a);

      "PROJECT" has the meaning ascribed thereto in recital (A) to the Commercial Banks Facility Agreement;

      "PROJECT ACCOUNTS" means the Claims Reserve Account, the Compensation Account, the Maintenance Reserve Account, the Operating Account, the Tax Reserve Account and the Debt Service Reserve Account;

      "PROJECT FORECAST" means a forecast from time to time prepared by the Borrower in accordance with clause 19 of the Intercreditor Agreement utilising the Financial Model and delivered to the Intercreditor Agent in accordance with such clause;

      "QUALIFYING ISSUER" means an institution which at any material time satisfies the criteria of Clause 11.3;

      "REFERENCE RATE" means the finest rate of interest, reduced by 15 (fifteen) basis points, which EIB generally quotes on the date falling one month prior to a date on which a prepayment is made pursuant to Clause 6.1 or 6.2 for a loan in Sterling, having semi-annual dates for the payment of interest and having an average life equal to the remaining original average life of either the relevant amount of the Loan which is prepaid or, as the case may be, the undisbursed portion of the Credit which is annulled or

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      cancelled, if EIB does not quote such a rate, the rate, reduced as aforesaid, generally quoted for the period most closely corresponding to that average life;

      "RELEASE CONDITION" has the meaning ascribed to it in Clause 12.1;

      "RELEVANT EIB BANK SECURITY" in relation to the Loan means the EIB Bank Security issued or created in respect of it;

      "RENEWAL DATE" in relation to a Letter of Credit means the date which is 30 days prior to its Expiry Date;

      "RELEASE DATE" means, as the case may be, the First Release Date or the Second Release Date;

      "RELEVANT EIB SECURITY" in relation to the Loan means the EIB Security issued or created in respect of it;

      "REQUIRED PERCENTAGE" means:

      (a)   prior to the First Release, 50 per cent;

      (b) after the First Release but prior to the Second Release, 25 per cent; and

      (c)   after the Second Release, zero;-

      "REQUIRED VALUE" in respect of the EIB Bank Security for the Loan on any date (each a "Relevant Date") means the aggregate of:

      (a)   the Required Percentage of the Loan on the Relevant Date;

      (b) the amount of interest to be accrued over the then current Interest Period calculated on a sum equal to the Required Percentage of the Loan during such Interest Period calculated at the Interest Rate;

      (c) one month's delayed interest calculated at the Interest Rate plus a premium of 2.5 per cent. per annum on:-

            (i) the amount of interest payable on a sum equal to the Required Percentage of the Loan at the rate applicable thereto during such Interest Period;

            plus

            (ii) a sum equal to the Required Percentage of the Loan, if any, due to be repaid at the end of the then current Interest Period;

      (d)   one month's interest calculated at the Interest Rate on:-

            (i)   a sum equal to the Required Percentage of the Loan; less

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            (ii)  the Required Percentage of the Loan, if any, referred to in
                  (c)(ii) above in respect thereof; and

      (e) a sum equal to the amount which would be payable under Clause 6.3(d)(ii) in respect of the Required Percentage of the Loan at the start of the relevant Interest Period;

      "SECOND RELEASE" means that release of Letters of Credit to become effective pursuant to Clause 12.3 after which there are no Letters of Credit issued or capable of being required to be issued and outstanding in favour of EIB pursuant to this Agreement.

      "SECOND RELEASE DATE" has the meaning given to it in Clause 12.2;

      "SENIOR FACILITY AGENT" means ABN AMRO Bank N.V. in its capacity as agent for the Banks under the Commercial Banks Facility Agreement (and any duly appointed successor agent of the Banks in such capacity);

      "STERLING" or "(POUND)" means the lawful currency for the time being of the United Kingdom;

      "TAXES" means and includes all present and future income and other taxes, levies, assessments, imposts, deductions, charges, duties, compulsory loans and withholdings whatsoever and wheresoever imposed and any charges in the nature of taxation together with interest thereon and penalties and fines with respect thereto, if any, and any payments made on or in respect thereof and "Tax" and "Taxation" shall be construed accordingly;

      "TAX RESERVE ACCOUNT" means the account to be opened and maintained pursuant to clause 16 of the Intercreditor Agreement;

      "UNGUARANTEED LOAN" means that part of the Loan which (i), by virtue of release pursuant to Clause 12, is not guaranteed by a Letter of Credit; and (ii) is not guaranteed by the EIF Senior Guarantee;

      "VOLUNTARY PREPAYMENT" means a prepayment made by the Borrower pursuant to Clause 6.2(a).

1.2   PARTICULAR TERMS

      (a) Unless the context otherwise requires, "CLAUSE", "ANNEX", "RECITAL" and "SCHEDULE" mean respectively a clause of, or an annex, recital or schedule to, this Agreement.

      (b) Headings are inserted for ease of reference only and are not relevant to the interpretation of any provision of this Agreement.

      (c) Subject to Clause 1.3(a), the following terms defined in the DBFO Contract have the same meaning when used in this Agreement, being "COMMENCEMENT DATE",

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            "COMPLETION CERTIFICATE", "CONTRACT PERIOD", "OPERATIONS", "PROJECT
            FACILITIES" and "WORKS".

      (d) Subject to Clause 1.3(b), the following terms defined in the Commercial Banks Facility Agreement have the same meaning when used in this Agreement, being "ADVANCES", "ANNUAL DEBT SERVICE COVER RATIO", "ANNUAL RECONCILIATION ACCOUNT", "APPLICABLE MARGIN", "AUTHORISED INVESTMENT", "BANKS", "COMMERCIAL SUBORDINATED AGREEMENT", "COMMERCIAL SUBORDINATED FINANCIERS", "CONSTRUCTION CONTRACT", "CONTRACTOR", "DBFO PAYMENTS", "DEBENTURE", "EIB FACILITY", "FACILITY", "FINANCE DOCUMENTS", "FINANCIAL MODEL", "HEDGING CONTRACTS", "PERMITTED PAYMENTS", "REFINANCING EXPENSES", "RELEVANT DOCUMENTS", "TECHNICAL SERVICES AGREEMENT", "TRANCHE A FACILITY".

      (e) The following terms defined in the Intercreditor Agreement have the same meaning when used in this Agreement, being "EXCESS CASH FLOW", and "SHARED SECURITY DOCUMENTS".

1.3   GENERAL PROVISIONS AS REGARDS REFERENCED DOCUMENTS

      (a) All definitions made herein, or used in clauses of the Commercial Banks Facility Agreement, which are incorporated herein by reference to the DBFO Contract or the Construction Contract, shall survive the expiry of the DBFO Contract or, as the case may be, the Construction Contract. Any amendment to any such definition agreed between the parties to the relevant contract and, where so required by the terms of this Agreement, the Commercial Banks Facility Agreement, the ElF Senior Guarantee Facility Agreement, the Intercreditor Agreement or any other Finance Document, consented to by the Banks (or any majority of them), EIB and/or EIF, shall apply for the purposes of this Agreement. Subject thereto, all such definitions shall be construed by reference to the form of the DBFO Contract or, as the case may be, Construction Contract as originally executed.

      (b) All definitions made and all clauses incorporated by reference to the Commercial Banks Facility Agreement shall survive the expiry of the Commercial Banks Facility Agreement and the repayment and discharge of all monies and liabilities of the Borrower thereunder. Any amendment to any such definition or incorporated clause, or any consent or waiver given under or in connection with any such definition or clause, agreed between, or binding upon, the parties to the Commercial Banks Facility Agreement and approved by EIB shall apply for the purposes of this Agreement Provided that no such amendment, waiver or consent shall apply for the purposes of determining whether the Release Condition has been satisfied at any time unless, at the time at which EIB approved the same, such approval was expressly and specifically stated to apply for such purposes. Subject thereto, all such definitions and incorporated clauses shall be construed by reference to the Commercial Banks Facility Agreement as originally executed and as if no such consent or waiver had been given.

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1.4   CHANGE OF CURRENCY

      If a change in any currency of a country occurs, this Agreement will, to the extent EIB (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in London and otherwise to reflect the change in currency.

2.    PURPOSE

      The purpose of the Credit is to provide funds to be used by the Borrower exclusively in respect of the Project.

3.    CREDIT

      (a) EIB hereby establishes the Credit in favour of the Borrower which is hereby accepted by the Borrower.

      (b) The Credit is available on and subject to the terms and conditions of this Agreement.

4.    BF LETTERS OF CREDIT

4.1   PROCUREMENT AND TERMS OF BF LETTERS OF CREDIT

4.1.1 The Borrower has procured the issue of BF Letters of Credit to EIB on the basis that:

      (a)   a BF Letter of Credit shall be in the form of Annex 5;

      (b) the issuer of a BF Letter of Credit shall possess a rating as described in Clause 11.3(a)(i)(A);

      (c) the issuer of a BF Letter of Credit shall have confirmed to EIB in writing that the Borrower neither owes nor will owe any obligation whatsoever (whether of indemnity, counter-indemnity, contribution, payment, reimbursement, subrogation or otherwise) to such issuer arising out of the issue of such BF Letter of Credit;

4.1.2 The Borrower agrees that:

      (a) the Borrower shall procure the replacement of any BF Letter of Credit with a BF Letter of Credit of equivalent value where:

            (i) the issuer thereof ceases to possess a rating as described in Clause 11.3 (a)(i)(A); or

            (ii) the issuer thereof shall have given notice to EIB that the relevant BF Letter of Credit is to expire in accordance with the provisions thereof;

      (b) EIB shall be entitled to make a demand under each BF Letter of Credit in any of the following circumstances:

            (i) non-payment when due of compensation payable by the Borrower to EIB upon a Compulsory Prepayment or Voluntary Prepayment pursuant to Clause 6.3(c) or 6.3(d) if and to the extent that the same exceeds an amount calculated in respect thereof in accordance with Clause 6.3(d)(ii) only ("Excess Broken Funding Costs");

            (ii) the issuer of such BF Letter of Credit ceases to possess a rating as described in Clause 11.3(a)(i)(A) and such BF Letter of Credit is not replaced by another BF Letter of Credit complying with the provisions of this Clause 4 within 5 Business Days of demand to that effect addressed by EIB to the Borrower; or

            (iii) the issuer of such BF Letter of Credit shall have given notice to EIB of the date of expiration thereof and less than fifteen days remain until the date of expiry of such BF Letter of Credit and EIB has not received a replacement BF Letter of Credit of equivalent value issued in its favour in respect of which more than three hundred days remain until the date of expiry thereof, and in the case of (i) above the amount of such demand (which shall be made in equal parts against each BF Letter of Credit) shall be equal to the unpaid Excess Broken Funding Costs and in the case of
            (ii) and (iii) above the amount of such demand shall be equal to the Total Sum specified therein less any amount previously received by EIB pursuant to such BF Letter of Credit; and

      (c) any monies received by EIB pursuant to a demand made in respect of a BF Letter of Credit contemplated by paragraph (b)(ii) or (iii) above shall be credited to an account in the name of the Borrower and such account and the amounts from time to time credited thereto shall be the subject of a first ranking security interest created in favour of EIB as security for the payment when due of Excess Broken Funding Costs and a second ranking security interest created as security for the performance when due of any obligation owed by the Borrower to any person which has any right of indemnity or payment as against the Borrower arising out of the issue of such BF Letter of Credit or the making of any payment thereunder. Such cash collateral shall be subject to the same regime for releases thereof as would have applied had there not been any demand under the relevant BF Letter of Credit.

5.    INTEREST

5.1   RATE OF INTEREST

      The Loan will bear interest at the Interest Rate; provided that the Unguaranteed Loan shall bear interest at the Interest Differentiated Rate.

5.2   INTEREST ON OVERDUE SUMS

      Without prejudice to Clause 9 and by way of exception to Clause 5.1, interest shall accrue on any overdue sum payable in respect of the Loan from the due date to the date of payment at an annual rate equal to the aggregate of:

      (a)   2.5 per cent.; and

      (b) the Interest Differentiated Rate in respect of overdue Unguaranteed Loan amounts and the Interest Rate in respect of all other overdue amounts.

      For the avoidance of doubt where interest ("Additional Interest") becomes payable upon interest charged in accordance with this Clause 5.2 (the "Original Interest") such Additional Interest shall be payable at the rate at which the Original Interest was charged.

5.3   PAYMENT OF INTEREST

      Interest shall be calculated and payable semi-annually in arrears in accordance with the provisions of Clause 7.

6.    REPAYMENT

6.1   NORMAL REPAYMENT

      The Borrower shall repay the Loan by semi-annual instalments on Amortisation Dates in accordance with the amortisation table set out at Annex 4.

6.2   VOLUNTARY PREPAYMENT

      (a) Subject to and in accordance with the provisions of clause 20.1 of the Intercreditor Agreement, the Borrower may prepay all or part of the Loan upon giving written notice (a "PREPAYMENT NOTICE") specifying the amount of the Loan to be prepaid (the "PREPAYMENT AMOUNT") and the proposed date of prepayment (the "PREPAYMENT DATE"), which shall be an Amortisation Date.

      (b) The Prepayment Notice shall be delivered to EIB at least one month prior to the Prepayment Date. Prepayment shall be subject to the payment by the Borrower of the compensation, if any, due to EIB in accordance with the provisions of Clause 6.3(c).

6.3   EARLY REPAYMENT COMPENSATION

      (a)   VOLUNTARY PREPAYMENTS:

            (i) Voluntary Prepayments are subject to the payment by the Borrower to EIB of compensation calculated in accordance with Clause 6.3(c).

            (ii) EIB shall give notice to the Borrower of the compensation due to it pursuant to this Clause 6.3(a). Within two Luxembourg Business Days following its receipt of the said notice from EIB, the Borrower may, if the notice states that compensation is due, in writing revoke the Prepayment Notice. Save as aforesaid, the Borrower shall be obliged to effect prepayment on the Prepayment Date in accordance with the Prepayment Notice, together with accrued interest on the Prepayment Amount and any sum due under Clause 6.3(c).

      (b)   COMPULSORY PREPAYMENTS:

            Compulsory Prepayments are subject to the payment by the Borrower to EIB of compensation calculated in accordance with Clause 6.3(d).

      (c)   COMPENSATION IN RESPECT OF VOLUNTARY PREPAYMENTS:

            In the case of a Voluntary Prepayment, the Borrower shall pay to EIB an amount in Sterling equal to the shortfall in interest incurred by EIB in respect of the relevant prepaid amount for each period ending on successive Payment Dates following the Prepayment Date calculated as the amount by which (1) interest that would have been payable hereunder in respect of that period on the amount so prepaid exceeds
            (2) the interest which would have been payable during that period if calculated at the Reference Rate, discounted to the Prepayment Date by applying a discount rate equal to the Reference Rate.

      (d)   COMPENSATION IN RESPECT OF COMPULSORY PREPAYMENTS:

            In the case of a Compulsory Prepayment, the Borrower shall pay to EIB whichever is the greater of:-

            (i) an amount in Sterling equal to the shortfall in interest incurred by EIB in respect of the relevant prepaid amount for each period ending on successive Payment Dates following the Prepayment Date calculated as the amount by which (1) interest that would have been payable hereunder in respect of that period on the amount so prepaid exceeds (2) the interest which would have been payable during that period if calculated at the Reference Rate, discounted to the Prepayment Date by applying a discount rate equal to the Reference Rate; and

            (ii) an amount in Sterling calculated at the annual rate of 0.25 per cent from the Prepayment Date to the respective dates on which each instalment of the amount prepaid would have been repayable but for the prepayment.

6.4   CASH COLLATERAL IN LIEU OF PREPAYMENT

      (a) Whenever the Borrower makes a Voluntary Prepayment or a Compulsory Prepayment and, but for the operation of this Clause 6.4, the Borrower would be required to pay compensation calculated in accordance with Clause 6.3(c) or (d), the Borrower may request, by written notice thereof to EIB, (a "Cash

            Collateralisation Request") that the amount to be prepaid be credited to the EIB/Borrower Prepayment Cash Collateral Account.

      (b) Provided that the terms of the EIB Cash Security arising from such cash collateralisation are acceptable to EIB (acting reasonably), EIB shall accede to a Cash Collateralisation Request and the amount so requested to be paid to the EIB/Borrower Prepayment Cash Collateral Account shall be so paid to such account. EIB shall be entitled to regard the terms of such EIB Cash Security to be unacceptable to it in the circumstances (inter alia) where EIB has been advised by suitably qualified and experienced legal counsel that, by reason of matters then prevailing, the validity and enforceability of such EIB Cash Security would be in question.

      (c) EIB shall be entitled to apply the whole or any part of the amount from time to time in whole or partial prepayment of the Loan at any time following the taking of any action by or on behalf of the Banks pursuant to clause 22 of the Commercial Banks Facility Agreement or (where no compensation under Clause 6.3(c) or, as the case may be, Clause 6.3(d) would be payable by reason of such prepayment) at any time after the occurrence of an Event of Default and such prepayment shall be deemed for all purposes to be a Voluntary Prepayment or, as the case may be, a Compulsory Prepayment in respect of which compensation shall be payable by the Borrower to EIB calculated in accordance with Clause 6.3(c) or, as the case may be, Clause 6.3(d). The exercise of rights by EIB under this Clause 6.4(c) shall take precedence over any exercise by the Borrower of its rights under Clause 6.4(d).

      (d) The Borrower may at any time by giving a Prepayment Notice pursuant to Clause 6.2(a) require that the whole or any part of the amount from time to time standing to the credit of the EIB/Borrower Prepayment Cash Collateral Account be applied in whole or partial prepayment of the Loan, in which event the provisions of Clause 6.2 shall apply and the Borrower shall pay to EIB compensation calculated in accordance with Clause 6.3(c).

6.5   REDUCTION OF EIB BANK SECURITY

      (a) The Borrower may (subject to Clause 6.6(g)), at the same time as any prepayment of all or any part of any semi annual instalment of the Loan pursuant to either of Clause 6.2 or 6.3 or any cash collateralisation made in lieu of a prepayment pursuant to Clause 6.4, request that EIB deliver to the Issuing Bank a notice in the form of Appendix 3 to Annex 1 having the effect of reducing the "Total Sum" under each Letter of Credit issued by the Issuing Bank (as defined in such Letter of Credit) in accordance with the following provisions of this Clause 6.5.

      (b) In the case of any such prepayment or cash collateralisation in lieu thereof pursuant to Clause 6.2 or Clause 6.3 or Clause 6.4, the Total Sum (as defined above) shall be reduced by an amount in Sterling equal to the Required Value

            (ignoring, for this purpose only, paragraph (e) of the definition of Required Value) of the amount so prepaid or cash collateralised.

      (c) Upon receipt of any request delivered to it by the Borrower pursuant to Clause 6.5(a) EIB shall deliver a notice to the Issuing Bank as required by the foregoing provisions of this Clause 6.5 unless EIB shall not have received at such time the relevant prepayment amount or cash collateral together with (where relevant) any early repayment compensation payable in connection therewith.

6.6   GENERAL PROVISIONS REGARDING PREPAYMENT

      (a) In the case of Voluntary Prepayments any amount prepaid shall be applied to reduce the repayment instalments of the Loan on a pro rata basis.

      (b) Save as provided in Clause 6.4(c), any amount prepaid upon a Compulsory Prepayment shall be applied to reduce the repayment instalments of the Loan in inverse order of their due dates for payment.

      (c) Each prepayment shall be accompanied by payment to EIB of accrued interest and early repayment compensation calculated on the amount prepaid in accordance with Clause 6.3(c) and 6.3(d).

      (d) For the purpose of determining compensation payable for the prepayment of the Unguaranteed Loan under Clause 6.3(c) and 6.3(d)(i):

            (i) the interest rate applicable to the Unguaranteed Loan is the Interest Differentiated Rate;

            (ii) for the purpose of calculating the Reference Rate the Reference Rate shall be increased by a number of basis points equal to the difference between the Interest Rate and the Interest Differentiated Rate.

      (e)   Amounts prepaid may not be redrawn.

      (f)   This Clause 6 shall not prejudice Clause 9 or 10.

      (g) Each prepayment pursuant to either Clause 6.2 or 6.3 or any cash collateralisation made in lieu of a prepayment pursuant to clause
            6.4 shall be applied as between the Loan guaranteed by a Letter of Credit, the Loan guaranteed by the EIF Senior Guarantee and the Unguaranteed Loan pro rata in the proportion which each of the Loan guaranteed by a Letter of Credit, the Loan guaranteed by the EIF Senior Guarantee and the Unguaranteed Loan bears to the Loan.

7.    PAYMENTS

7.1   PLACE OF PAYMENT

      Each sum payable by the Borrower under this Agreement shall be paid to the account notified by EIB to the Borrower. EIB shall indicate the account not less than fifteen days before the due date for the first payment by the Borrower and shall notify any change of account not less than fifteen days before the date of the first payment to which the change applies.

      This period of notice does not apply in the case of payment under Clause 9 or 10.

7.2   CALCULATION OF PAYMENTS RELATING TO A FRACTION OF A YEAR

      Any amount due by way of interest, commission or otherwise from the Borrower under this Agreement, and calculated in respect of any fraction of a year, shall be calculated on the basis of a month of 30 days and a 360 day year.

7.3   DAYS OF PAYMENT

      (a) Interest, payments of principal and other sums due semi-annually under this Agreement are payable to EIB on the Payment Dates.

      (b) Any payment due in respect of the Loan on a date which is not a London Business Day shall be payable on the nearest preceding day which is a London Business Day.

      (c) Other sums due hereunder are payable within seven days of receipt by the Borrower of the demand made by EIB.

      (d) A sum due from the Borrower shall be deemed paid when it is received in the account notified by EIB pursuant to Clause 7.1.

8.    UNDERTAKINGS

8.1   DURATION OF UNDERTAKINGS

      The Borrower undertakes to EIB in the terms of the following provisions of this Clause 8, such undertakings to commence on the date of this Agreement and to continue for so long as any sum is outstanding under the Loan or this Agreement.

8.2   SPECIFIC UNDERTAKINGS

      The Borrower undertakes:-

      (a) TENDERING PROCEDURES: to purchase equipment, secure services and order works for the Project, so far as appropriate and in a manner satisfactory to EIB, by international tender which is:

            (i) open at least to nationals of all countries which are signatories to the Agreement on the European Economic Area; or

            (ii) in accordance with each Directive of the Council of the European Union applicable to the Project;

      (b) ACCESS TO FACILITIES: to procure (so far as it is within its power so to do) that at reasonable times (on reasonable prior notice and at their own risk) any one or more representatives of EIB be afforded access to, and be permitted to inspect or observe, the Works and, to the extent reasonably required by them in connection with this Agreement or the exercise or performance of rights and duties hereunder, any premises of the Borrower;

      (c) NOTICE OF DEFAULT ETC: promptly upon becoming aware of the occurrence of any Event of Default or Potential Event of Default, to give notice thereof to EIB;

      (d) INSPECTION: to the extent reasonably required in connection with this Agreement or the exercise or performance of rights hereunder, to procure that at reasonable times (on reasonable prior notice) any one or more representatives of EIB may have access to senior officers of the Borrower and, to the extent so required, be provided with copies of books, records, accounts, documents, computer programmes and other data or information in the possession of or available to the Borrower;

      (e) INFORMATION: (i) to deliver to EIB a copy of each document supplied, or which it is obliged to supply, to the Senior Facility Agent under clause 15.3 of the Commercial Banks Facility Agreement and (ii) promptly to inform EIB of each appointment by it of a consultant on any matter material to the environmental impact of the Project, to the financial outcome of the Project or to the interests of EIB and to be supplied with such information and explanations relating to such matters as EIB may reasonably require;

      (f) EIB BANK SECURITY RENEWAL: If upon the Renewal Date of any Letter of Credit which has not been fully released in accordance with Clause 12 there shall be any amount outstanding in respect of the Loan such that the EIB Security Value of EIB Bank Security would (in the absence of renewal under this Clause) be less than the Adjusted Required Value of the EIB Bank Security in respect of the Loan at that time, to ensure that, on that Renewal Date, the EIB Bank Security for the Loan will, with effect from its Expiry Date and for at least 12 months thereafter, have an EIB Security Value at least equal to the Adjusted Required Value; and

      (g) RETENTION ACCOUNT: to open when required to do so the retention account referred to in clause 17.7.1 of the DBFO Contract.

8.3   PROJECT FORECASTS

      The Borrower shall at all times comply with the provisions set out in clause 19 of the Intercreditor Agreement.

8.4   PROJECT ACCOUNTS AND CASHFLOW

      The Borrower shall open and maintain with the Account Bank each of the Project Accounts in accordance with the provisions of part 5 of the Intercreditor Agreement.

8.5   COVENANTS AND REPRESENTATIONS IN THE COMMERCIAL BANKS FACILITY AGREEMENT

      (a) The covenants and representations contained in clauses 19, 20 and 21 of the Commercial Banks Facility Agreement shall be deemed incorporated in this Agreement and repeated for the benefit of EIB as if:

            (i) each reference therein to "the Agent", "the Finance Parties", "the Majority Banks" and "the Banks" included EIB; and

            (ii) each reference in clauses 19.16, 21.6 and 21.7 to "the interests of the Banks" was a reference to "the interests of the Banks or EIB".

      (b) The representations and warranties contained in Clause 20 of the Commercial Banks Facility Agreement which are incorporated herein pursuant to Clause 8.5(a) will be deemed to be repeated herein on the dates set out in Clause 20 of the Commercial Banks Facility Agreement.

9.    EVENTS OF DEFAULT IN RESPECT OF SECURED AMOUNTS

9.1   DEFINITION OF DEFAULT

      Each of the following events may be declared by EIB, following the fulfilment of the respective condition mentioned in Clause 9.2 (if any) for the making of demand on the Borrower for repayment of the Loan or part thereof, to be an Event of Default and to give rise to the right to take the action set forth in Clause 9.2, that is to say:-

      (a)   NON-PAYMENT BY BORROWER AND ISSUERS:

            (i) failure by an Issuer (or the Issuing Bank on an Issuer's behalf) to pay, within five London Business Days of the receipt by the Issuing Bank of demand made under any Letter of Credit, any sum payable under such Letter of Credit by reason of a failure by the Borrower to pay an amount due and payable to EIB under this Agreement when so due and payable; or

            (ii) failure by the Borrower to ensure that, within 30 days of the due date for any payments by any Issuer under any Letter of Credit, the EIB Bank Security for the Loan will have an EIB Security Value at least equal to the Adjusted Required Value in respect of the Loan immediately after such payment; or

      (b) NON-PAYMENT BY BORROWER AND EIF: failure by EIF to pay, within five London Business Days of receipt by EIF of demand made under the EIF Senior Guarantee, any sum payable under the EIF Senior Guarantee by reason of a failure by the Borrower to pay an amount due and payable to EIB under this Agreement; or

      (c)   IMPOSSIBILITY OF REALISING OTHER EIB SECURITY:

            (i) EIB determines that it is not possible to realise immediately any EIB Security (other than a Letter of Credit or the EIF Senior Guarantee) which is intended to be realisable in respect of an amount payable by the Borrower to EIB under this Agreement which is due and payable but is unpaid by the Borrower; or

            (ii) failure by the Borrower to ensure that, within 30 days of the realisation of any EIB Security as contemplated in paragraph
                  (i) above, the EIB Security for the Loan will have a Security Value at least equal to the Adjusted Required Value in respect of the Loan immediately after such realisation; or

      (d) NON-RENEWAL OF EIB BANK SECURITY: failure by the Borrower to comply with Clause 8.2(f); or

      (e)   (i)   ISSUER INSOLVENCY, ETC: an Issuer is unable to pay its debts as they fall due, is dissolved, is declared insolvent, admits its inability to pay its debts, makes a general assignment of its debts, makes a composition or agrees a moratorium with its creditors generally or suffers the appointment by the court or any public authority of an administrator or equivalent officer over any substantial part of its assets or affairs and in each case such Issuer is not replaced in accordance with Clause
                  9.3, within 30 days following the date of a written demand to that effect addressed by EIB to the Borrower and the Senior
                  Facility Agent, by one or more Qualifying Issuers or by EIB
                  Cash Security; or

            (ii) RECONSTRUCTION OF ISSUER: an Issuer is (x) dissolved in the course of a reconstruction and is not replaced by a successor entity which is a Qualifying Issuer or in accordance with Clause 9.3, or (y) merged with another entity with the effect, in the opinion of EIB (formed in accordance with the provisions of Clause 11.3(b)), that it is no longer a Qualifying Issuer and is not replaced in accordance with Clause 9.3 within 45 days following the date of a written demand to that effect addressed by EIB to the Borrower and the Senior Facility Agent by one or more Qualifying Issuers or by EIB Cash Security; or

            (iii) ISSUER REPUDIATION: an Issuer repudiates any Relevant EIB
                  Security or does or causes to be done any act or thing evidencing an intention to repudiate any Relevant EIB Security, or the performance by the Issuer of its obligations under any Letter of Credit becomes illegal or unenforceable; or

      (f)   (i)   EIF INSOLVENCY, ETC: EIF is unable to pay its debts as they fall due, is dissolved, is declared insolvent, admits its inability to pay its debts, makes a general assignment of its debts, makes a composition or agrees a moratorium with its creditors generally or suffers the appointment by the court or any public authority of an administrator or equivalent officer over any substantial part of its assets or affairs and in each case EIF is not replaced in accordance with Clause 9.4, within 30 days following the date of a written demand to that effect addressed by EIB to the Borrower and EIF, by one or more
                  Qualifying Issuers or by EIB Cash Security;

            (ii) RECONSTRUCTION OF EIF: EIF is (x) dissolved in the course of a reconstruction and is not replaced by a successor entity having in the reasonable opinion of EIB an ability to meet its obligations under the EIF Senior Guarantee at least as strong as the previous ability of EIF or in accordance with Clause
                  9.4 or (y) merged with another entity with the effect, in the reasonable opinion of EIB, that it suffers a material deterioration in its ability to meet its obligations under the EIF Senior Guarantee and is not replaced in accordance with Clause 9.4 within 30 days following the date of a written demand to that effect addressed by EIB to the Borrower by one or more Qualifying Issuers or by EIB Cash Security;

            (iii) CESSATION OF BUSINESS BY EIF: EIF ceases to carry on business and is not replaced in accordance with Clause 9.4 within 30 days following the date of a written demand to that effect addressed by EIB to the Borrower and EIF by one or more Qualifying Issuers or by EIB Cash Security; or

            (iv) EIF REPUDIATION: EIF repudiates any Relevant EIB Security or does or causes to be done any act or thing evidencing an intention to repudiate any Relevant EIB Security, or the performance by EIF of its obligations under the EIF Senior Guarantee becomes illegal or unenforceable; or

      (g) LOSS OF QUALIFYING STATUS OF ISSUER: an Issuer under any Relevant EIB Bank Security ceases to be a Qualifying Issuer within the meaning of Clause 11.3 and is not replaced by another Qualifying Issuer or by EIB Cash Security in accordance with Clause 9.3, within 45 days following a written demand to that effect addressed by EIB to the Borrower; or

      (h) EVENTS OF DEFAULT UNDER OTHER SENIOR FACILITY AGREEMENTS: there occurs any event which is an event of default (howsoever described) under Clause 22 of the Commercial Banks Facility Agreement (construed in accordance with Clause 9.5) or the EIF Senior Guarantee Facility Agreement.

9.2   ACTION UPON DEFAULT

      (a) If any of the events described in paragraph (a) (Non-payment by Borrower and Issuers) of Clause 9.1 shall occur, EIB may demand immediate payment by the

            Borrower of such amount of the EIB Loan as is equal to the then maximum actual or contingent liability of the relevant Issuers or Issuer under the EIB Bank Security.

      (b) If the event described in paragraph (b) (Non-payment by Borrower and EIF) of Clause 9.1 shall occur, EIB may demand immediate payment by the Borrower of all amounts which if not paid by the Borrower when due would be payable by EIF.

      (c) If either of the events described in paragraph (c) (Impossibility of realising other EIB Security) of Clause 9.1 shall occur, EIB may demand immediate payment by the Borrower of all amounts which if not paid by the Borrower when due would be payable out of the proceeds of realisation of the Relevant EIB Security.

      (d) If the event described in paragraph (d) (Non-renewal of EIB Bank Security) of Clause 9.1 shall occur, and unless the EIB Bank Security has been wholly released in accordance with Clause 12, EIB may demand immediate payment from the Borrower and/or under the Relevant EIB Bank Security of all amounts which if not paid by the Borrower when due would be payable out of the proceeds of realisation of the Relevant EIB Security.

      (e)   (i)   If either of the events described in paragraph (e)(i) or (ii)
                  (Issuer Insolvency, Etc. and Reconstruction of Issuer) of
                  Clause 9.1 shall occur, EIB may (A) within 30 days following expiry of the 30-day or, as the case may be, 45-day grace period mentioned in Clause 9.1(e)(i) or (ii) demand immediate payment by the relevant Issuer under the Relevant EIB Bank
                  Security of an amount (the "DUE AMOUNT") which represents such a percentage of the entire sum outstanding in respect of the Loan as corresponds to the Percentage Participation in the Relevant EIB Bank Security of the Issuer in relation to which the event occurred; and (B) upon non-payment by the relevant
                  Issuer within two London Business Days of the demand, demand immediate payment by the Borrower of the due amount;

            (ii) If the event described in paragraph (e)(iii) (Issuer Repudiation) of Clause 9.1 shall occur, EIB may demand immediate payment by the Borrower of all amounts which if not paid by the Borrower when due would be payable by the relevant Issuer.

      (f)   (i)   If any of the events described in paragraph (f)(i), (ii) or
                  (iii) (EIF Insolvency, Etc., Reconstruction of EIF and
                  Cessation of Business by EIF) of Clause 9.1 shall occur, EIB may (A) within 30 days following the expiry of the 30 day grace period mentioned in Clause 9.1(f)(i), (ii) or (iii), claim under the EIF Senior Guarantee all monies guaranteed thereby in respect of the Loan (the "DUE AMOUNT") and (B) upon non-payment by EIF within two London Business Days of the demand, demand immediate payment by the Borrower of the due amount.

            (ii) If the event described in paragraph (f) (EIF Repudiation) of Clause 9.1 shall occur, EIB may demand immediate payment by the Borrower of all amounts which if not paid by the Borrower when due would be payable by EIF.

      (g) If the event described in paragraph (g) (Loss of Qualifying Status of Issuer) of Clause 9.1 shall occur, EIB may (i) within 30 days following expiry of the 45-day grace period mentioned in Clause 9.1(g) demand immediate payment by the relevant Issuer under the Relevant EIB Bank Security of an amount (the "DUE AMOUNT") which represents such a percentage of the entire sum outstanding in respect of the Loan as corresponds to the Percentage Participation in the Relevant EIB Bank Security of the Issuer in relation to which the event occurred; and (ii) upon non-payment by the relevant Issuer within two London Business Days of the demand, demand immediate payment by the Borrower of the due amount.

      (h) If an event described in paragraph (h) (Events of Default under Other Senior Facility Agreements) of Clause 9.1 shall occur, EIB may (in accordance with part 13 of the Intercreditor Agreement) demand immediate payment by the Borrower of the Loan.

      (i) Upon any demand for payment being made by EIB pursuant to any of the provisions of this Clause 9.2:

            (i) the same shall become forthwith due and payable by the Borrower in accordance with the terms of the demand together with accrued interest and early repayment compensation under Clause 6.3(d);

            (ii) EIB may make such claims and demands under, and enforce and, where appropriate, instruct the Security Trustee to enforce, the EIB Security to such extent as EIB shall decide; and

            (iii) EIB may exercise such rights as are then available to it under the Intercreditor Agreement to require the Security Trustee to exercise any and all such rights as may be available to it under any of the Shared Security Documents and/or require the Intercreditor Agent to exercise any and all such rights (including step-in rights) as may be available to it under the Direct Agreement.

      (j) If the application of any of the 30-day or, as the case may be, 45-day grace periods referred to in Clause 9.1 and the foregoing provisions of this Clause 9.2 would, as a result of the Expiry Date of the Letter of Credit, the EIF Guarantee or other Relevant EIB Security, result in EIB not being able to make a claim under any Letter of Credit or the EIF Guarantee or to realise any other relevant EIB Security in relation to any sum demanded by EIB by at least three Business Days prior to the Expiry Date of such Letter of Credit or the EIF Guarantee, then such grace periods shall be shortened to such extent as may be necessary so as to enable EIB to make such a claim prior to such Expiry Date.

9.3   REPLACEMENT OF AN ISSUER

      Whenever an Issuer is required to be replaced pursuant to Clause 9.1(e), the Borrower shall as soon as possible inform EIB:

      (a) to the effect that the Loan will be prepaid in whole or in part and, if in part, to an extent equivalent to the proportion thereof in respect of which non payment when due by the Borrower would give rise to an obligation on the part of such Issuer to make payment under the Relevant EIB Bank Security; and/or

      (b) that steps will be taken by the Borrower (whether by way of Letters of Credit or the provision of EIB Cash Security (on terms acceptable to EIB, acting reasonably) by the Borrower or the Issuer by payment to the appropriate EIB Cash Collateral Accounts) to ensure that there is provided to EIB such EIB Bank Security as will have an EIB Security Value at least equal to the EIB Security Value of the Letter of Credit to be replaced;

      and will procure implementation of such steps (with such modifications thereof as the Borrower and EIB may agree) within the period specified in Clause 9.1(e).

9.4   REPLACEMENT OF EIF

      If EIF is required to be replaced pursuant to Clause 9.1(f), the Borrower shall as soon as possible inform EIB:-

      (a) to the effect that the Loan will be prepaid in whole or in part and, if in part, to an extent equivalent to the proportion thereof which is guaranteed by EIF under the EIF Senior Guarantee; and/or

      (b) that steps will be taken by the Borrower to ensure that there is provided to EIB such EIB Security as will have a value at least equal to the EIF Senior Guarantee;

      and will procure implementation of such steps (with such modifications thereof as the Borrower and EIB may agree) within the period specified in Clause 9.1(f).

9.5   CONSTRUCTION OF EVENTS OF DEFAULT IN THE COMMERCIAL BANKS FACILITY
      AGREEMENT

      (a) The events of default under clause 22 of the Commercial Banks Facility Agreement shall be construed as if:-

            (i) each reference therein to "the Agent", "the Finance Parties", "the Banks" and "the Majority Banks" included EIB; and

            (ii) each reference therein to "the interests of the Banks" was a reference to "the interests of the Banks or EIB".

10.   EVENTS OF DEFAULT IN RESPECT OF UNSECURED AMOUNTS

10.1  DEFINITION OF DEFAULT

      Each of the following events may be declared by EIB to be an Event of Default and to give rise to the right to take the action set forth in Clause 10.2, that is to say:-

      (a) NON-PAYMENT BY BORROWER: failure by the Borrower to pay any sum that is due on the Loan (other than a sum the non-payment of which gives rise to a right exercisable by EIB to make a claim for the payment to it of an amount equal to such sum under any Letter of Credit or the EIF Senior Guarantee or out of the proceeds of realisation of any other Relevant EIB Security other than EIB Security provided pursuant to Clause 8.5(b)) within two London Business Days of the due date;

      (b) MISREPRESENTATION: any representation, warranty or statement made by the Borrower in Clause 4.1 of the Amendment and Restatement Agreement or clause 20 of the Commercial Banks Facility Agreement (as deemed to be repeated on the dates set out in clause 20 of the Commercial Banks Facility Agreement) in any notice or other document, certificate or statement delivered by any such person pursuant hereto or in connection herewith is or proves to have been incorrect or misleading in any material aspect when made or deemed to have been made;

      (c) SPECIFIC COVENANTS: the Borrower fails duly to perform or comply with any of its undertakings in Clause 8.2;

      (d) EVENTS OF DEFAULT UNDER OTHER SENIOR FACILITY AGREEMENTS: there occurs any event of default (howsoever described) under clause 22 of the Commercial Banks Facility Agreement (construed in accordance with Clause 9.5) or the EIF Senior Guarantee Facility Agreement;

      (e) DEFAULT RATIOS: as evidenced by any Project Forecast prepared pursuant to clause 19 of the Intercreditor Agreement:

            (i) the EIB Loan Life Cover Ratio on the date as at which such Project Forecast was prepared is less than 1.10:1; or

            (ii) the average of the EIB Forecast Annual Debt Service Cover Ratios in respect of the two 12 months periods within each consecutive period of 24 months, of which the first commences on the date as at which the relevant Project Forecast has been prepared and the last ends on the CBFA Final Maturity Date (and for the purposes of this clause each subsequent period of 24 months shall commence on the day after the last day of the proceeding period of 24 months), is less than 1.05: 1.

10.2  ACTION UPON DEFAULT

      (a) If any of the events described in Clause 10.1 shall occur, EIB may (in accordance with part 13 of the Intercreditor Agreement) demand immediate payment by the Borrower of such part of the Loan the non-payment of which by the Borrower would not give rise to a right exercisable by EIB to make a claim for the payment to it of an equal amount under any Letter of Credit or the EIF Senior Guarantee or out of the proceeds of realisation of any other Relevant EIB Security other than EIB Security provided pursuant to Clause 8.5(b).

      (b) Upon any demand for payment being made by EIB pursuant to Clause 10.2(a):-

            (i) the same shall become forthwith due and payable by the Borrower in accordance with the terms of the demand together with accrued interest and early repayment compensation under Clause 6.3(d);

            (ii) EIB may make such claims and demands under, and enforce and, where appropriate, instruct the Security Trustee to enforce, the EIB Security to such extent as EIB shall decide; and

            (iii) EB may exercise such rights as are then available to it under the Intercreditor Agreement to require the Security Trustee to exercise any and all such rights as may be available to it under any of the Shared Security Documents and/or require the Intercreditor Agent to exercise any and all such rights (including step-in rights) as may be available to it under the Direct Agreement.

11.   ISSUE OF LETTERS OF CREDIT AND EIB CASH SECURITY

11.1  AMOUNT, TENOR AND FORM

      Each Letter of Credit shall be issued in substantially the same form as Annex 1. EIB shall not, without more reason, refuse a Letter of Credit expressed in a form substantially in the form set out in Annex 1 or in any other form previously agreed with the Borrower.

11.2  SELECTION OF QUALIFYING ISSUERS

      Each Issuer shall be a Qualifying Issuer as defined in Clause 11.3.

11.3  QUALIFYING ISSUERS

      (a)   A legal person shall be a Qualifying Issuer if:

            (i)   it satisfies the following conditions:

                  (A) it possesses a current AA rating or better (whether graded plus or minus or otherwise qualified) awarded by Standard & Poor's Corporation or a current Aa rating or better awarded by Moody's

                        Investor Service, Inc. (whether graded 1, 2 or 3 or otherwise qualified) in respect of its most recent unsecured (and unsubordinated) long or medium term issue on any capital market or, if the said agencies should both cease to publish such ratings, it possesses an equivalent rating from another rating agency of equal repute (the "CREDIT STANDARD"); or

                  (B)   it is otherwise approved by EIB,

                  and in each case its aggregate liability or proposed liability under the EIB Bank Security does not and will not exceed any specific limit notified by EIB to the Borrower prior to the date the person in question becomes a party to the Commercial Banks Facility Agreement as would cause the limit to be exceeded in respect of the person in question; and

            (ii) it is an institution which is permitted under the laws to which it is subject in connection with its liabilities under the EIB Bank Security to cause letters of credit to be issued in its name and to accept liability thereunder.

      (b) If an Issuer previously possessing a rating referred to in Clause 11.3(a)(i)(A) should cease to possess a rating of the Credit Standard and if it is subject to a notice from EIB to the Borrower that it is not approved or, being admitted to be a Qualifying Issuer by virtue only of Clause 11.3(a)(i)(B) or by virtue of EIB not giving such a notice of non approval, should be the subject of a notice by EIB to the Senior Facility Agent (with a copy to the Borrower) to the effect that the Issuer has, in the opinion of EIB, acting reasonably, suffered a material adverse change in its financial condition since its approval by EIB under that clause or, as the case may be, since ceasing to possess a rating of the Credit Standard, it shall cease to be a Qualifying Issuer.

12.   RELEASE OF LETTERS OF CREDIT

12.1  RELEASE CONDITION

      (a) EIB undertakes towards the Borrower to effect successive releases of the Letters of Credit or any other EIB Bank Security as from the satisfaction of the Release Condition in accordance with the timetable and subject to the conditions set out in this Clause 12.

      (b) For these purposes, the "RELEASE CONDITION" means the giving of notice by EIB to the Borrower and the Senior Facility Agent that each of the following conditions is fulfilled as at the relevant Release Date or on any Payment Date occurring after the relevant Release Date in respect of which the Borrower seeks a release pursuant to Clause 12.1(c):

            (i) the Project Forecast prepared as at the relevant Release Date or subsequent Payment Date (the "RELEVANT RELEASE FORECAST DATE") pursuant to clause

                  19 of the Intercreditor Agreement shows that the EIB Loan Life Cover Ratio is at least 1.31:1;

            (ii) the Project Forecast prepared as at the Relevant Release Forecast Date pursuant to clause 19 of the Intercreditor Agreement shows that:

                  (1) the EIB Annual Debt Service Cover Ratio is at least 1.16:1 in respect of the period of 12 months ended on the Relevant Release Forecast Date;

                  (2) the EIB Forecast Annual Debt Service Cover Ratio is at least 1.16:1 in respect of the period of 12 months commencing on the Relevant Release Forecast Date; and

                  (3) the average of the EIB Forecast Annual Debt Service Cover Ratios in respect of the two 12 month periods within each consecutive period of 24 months, of which the first commences on the Relevant Release Forecast Date and the last ends on the CBFA Final Maturity Date (and for the purposes of this clause each subsequent period of 24 months shall commence on the day after the last day of the preceding period of 24 months), is at least 1.16:1;

            (iii) the DBFO Contract has not been terminated and is in full force and effect;

            (iv) no Event of Default or Potential Event of Default has occurred and is continuing and the Borrower provides a certificate to EIB to that effect or an Event of Default or Potential Event of Default has occurred of which EIB has actual written notice from the Borrower and EIB has certified that, in its opinion, the event concerned would, if the release concerned were to take effect, be materially prejudicial to the interests of EIB (provided that, for the purpose of the Release Condition in relation to the Second Release Date, no regard shall be had to any event falling within Clause 9.1(f)(i) or (ii) or 9.1(g) in relation to any Issuer);

            (v) the Debt Service Reserve Account the Maintenance Reserve Account and the Tax Reserve Account (each term as defined in the Intercreditor Agreement) have been fully funded to the extent required at such time and in accordance with the terms of the Intercreditor Agreement; and

            (vi) there shall not have been an amendment to or variation of the provisions of the DBFO Contract in breach of clause 24.4(ii) of the Intercreditor Agreement.

      (c) From the date on which it believes the above conditions to be met, the Borrower may, 60 days prior to any relevant Release Date or any Payment Date occurring after the relevant Release Date, seek a release by requesting EIB to consider whether the Release Condition is fulfilled and, upon being satisfied that the Release Condition is fulfilled, to certify and, if not so satisfied, to inform the

            Borrower and the Senior Facility Agent accordingly. Within 30 days of receipt of each request, EIB shall examine each condition of the Release Condition and shall certify to the Borrower and the Senior Facility Agent whether or not the Release Condition is satisfied.

      (d) The following provisions of this Clause 12 shall apply upon the delivery of EIB's certificate as aforesaid.

12.2  LETTER OF CREDIT REDUCTION SCHEDULE

      As soon as reasonably practicable after the Release Condition is fulfilled, EIB shall deliver:

      (a) a notice in the form of Appendix 3 to Annex 1 to the Issuing Bank (with a copy to the Borrower) specifying that the "Total Sum" (as defined in the Bank Letter of Credit) shall be reduced by an amount in Sterling the effect of which (after taking into account any Notice of Release to be issued pursuant to paragraph (b) below) is to take account of the Adjusted Required Value of EIB Bank Security for the Loan arising from the satisfaction of the Release Condition and the operation of the definition of "Required Percentage" by reason thereof; and

      (b) a Notice of Release of other EIB Security (in the form of Annex 2) to the Borrower with respect to any other EIB Bank Security.

      For this purpose:

      "FIRST RELEASE DATE" means the date following four years after the date of issue of the Completion Certificate; and

      "SECOND RELEASE DATE" means the date following six years after the date of issue of the Completion Certificate.

12.3  EFFECTIVE DATE OF RELEASE

      Upon the delivery of a Notice of Release, the release shall take effect upon the issue by the Account Bank (as defined in the Intercreditor Agreement) to EIB of a certificate, in form and substance satisfactory to EIB, to the effect that the conditions specified in Clause 12.1(b)(i) to
      (vi) is fulfilled as at the date of issue of such certificate.

12.4  RELEASE OF OTHER EIB SECURITY

      In order to give effect to the release of any other EIB Bank Security, EIB undertakes to execute and do all such deeds, acts and things as the Borrower may reasonably request to implement the release or in order to reduce the value of such other EIB Bank Security to its Adjusted Required Value.

12.5  RELEASE OF BF LETTERS OF CREDIT

      At the same time as EIB delivers a notice pursuant to Clause 12.2(a), EIB shall also deliver to each of the issuers of BF Letters of Credit a notice in the form of Appendix 2 to Annex 5.

13.   ACCOUNTS AND REPORTS

13.1  ACCOUNTS

      Without prejudice to Clause 8.2(e), the Borrower undertakes that, so long as the Loan is outstanding, it shall:

      (a) keep its books of account and prepare all accounts in accordance with the requirements set forth in the Commercial Banks Facility Agreement;

      (b) deliver to EIB, as soon as available to shareholders, in respect of each financial year a balance sheet, a profit and loss account and such other financial statements, if any, which are required by the laws of England and Wales;

      (c) promptly inform EIB of any change of its status, of any change in its corporate documents or of any law or decree specifically and expressly affecting the Project; and

      (d) promptly deliver to EIB such other information in relation to its financial condition as EIB may from time to time reasonably request.

13.2  REPORTS AND FORECASTS

      So long as any part of the Loan is outstanding, the Borrower shall procure that EIB receives:

      (a) a copy of all statements, reports, audits and other information delivered under clause 15 of the Commercial Banks Facility Agreement and at the same time as delivery of the same to the Banks; and

      (b) such other information on the Project as EIB may from time to time reasonably request.

14.   TAXATION INDEMNITY

14.1  THIS AGREEMENT

      The Borrower shall pay and indemnify EIB against the cost of all Taxes (other than Taxes on overall net profits) which may become due by reason of the signature and implementation of this Agreement and the EIB Security and/or to ensure the validity or enforceability of this Agreement and the validity and enforceability of each Letter of Credit and the EIF Senior Guarantee.

14.2  OTHER DOCUMENTS

      The Borrower shall pay, and indemnify EIB against the cost of, all Taxes (other than Taxes on overall net profits), which may become due or payable in connection with the signing or implementation of any document envisaged in the Annexes hereto and any document creating, implementing or perfecting any security.

14.3  GROSS UP

      (a) If any deduction or withholding for or on account of Taxes or any other deduction from any payments made or to be made to EIB under any of the Finance Documents is required by law, then the Borrower will:-

            (i) ensure that the deduction or withholding does not exceed the minimum amount legally required;

            (ii) pay to the relevant Taxation or other authorities within the period for payment permitted by the applicable law such amount as is required to be paid in consequence of the deduction (including, but without prejudice to the generality of the foregoing, the full amount of any deduction from any additional amount paid pursuant to this Clause 14);

            (iii) indemnify EIB on demand against any losses or costs incurred by it by reason of (a) any failure on the part of the Borrower to make any deduction or withholding or (b) any such additional amount not being paid on the due date for payment thereof; and

            (iv) promptly pay to EIB an additional amount being the amount required to procure that the aggregate net amount received by EIB will equal the full amount which would have been received by it had no such deduction or withholding or other deduction been made.

      (b) If any deduction or withholding for or on account of Taxes or any other deduction from any payments made or to be made by the Security Trustee to EIB under any of the Finance Documents is required by law, then the Borrower will promptly pay to EIB an additional amount being the amount required to procure that the aggregate net amount received by EIB will equal the full amount which would have been received by it had no such deduction or withholding or other deduction been made.

      (c) If the Borrower makes a payment pursuant to Clause 14.3(a) or (b) and EIB has, in its sole opinion, (acting in good faith) received or been granted a credit against, relief, remission or repayment of, any tax paid or payable (a "Tax Credit") which is identified by EIB as being attributable to that payment or the corresponding payment under the Finance Documents, EIB shall, to the extent that it can do so without prejudicing the retention of the tax benefit of such credit, relief, remission or repayment, promptly pay to the Borrower such amount as EIB reasonably determines to be attributable to such payment and which will leave EIB (after such payment) in no better or worse position than it would have been in had the relevant deduction or withholding not been required.

      (d) Any such payment pursuant to Clause 14.3(c) shall in the absence of manifest error be prima facie evidence of the amount due to the Borrower hereunder.

      (e) Nothing herein contained shall interfere with the right of EIB to arrange its tax affairs in whatever manner it thinks fit, and in particular, EIB shall be under no obligation to claim credit, relief, remission, repayment or other benefit from or against its tax liability in respect of the amount of such deduction in priority to any other similar claims, reliefs, credits or deductions available to it, nor shall EIB be under any obligation to disclose to the Borrower any information in relation to EIB's tax affairs.

15.   EXPENSES

      The Borrower shall bear all external costs and expenses including external professional fees, banking, exchange and transfer charges and stamp duties, if any, (but excluding Taxes on overall net profits) incurred in the execution, operation, amendment or restatement of this Agreement or any security therefor including without limitation legal, accounting, valuation and investigation expenses, provided that legal expenses in relation to any waiver under or amendment to this Agreement shall not exceed a certain figure previously agreed between the Borrower and EIB but this Clause 15 shall not apply to any Tax to the extent that it could be the subject of a claim against the Borrower under Clause 14.3.

16.   LAW AND JURISDICTION

16.1  LAW

      This Agreement shall be governed by and construed in all respects in accordance with the laws of England.

16.2  EVIDENCE OF MISCELLANEOUS SUMS DUE

      In any legal action arising out of this Agreement the certificate of EIB as to the amount of any sum due to EIB shall be conclusive, save for manifest error.

16.3  REMEDIES NON-EXCLUSIVE

      The remedies expressed in this Agreement to be available to EIB are not exclusive of any right or remedy available at law.

16.4  PARTIAL INVALIDITY

      If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions will not be affected or impaired in any way.

16.5  CONSENT TO ENFORCEMENT

      The Borrower hereby consents generally in respect of any suit, action or proceeding which may arise out of or in connection with this Agreement to the giving of any relief or the issue of any process in connection with such action or proceeding including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such action or proceeding.

16.6  WAIVER OF IMMUNITY

      To the extent that the Borrower may in any jurisdiction claim for itself or its assets immunity from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process and to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed) the Borrower hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the full extent permitted by the laws of such jurisdiction.

17.   AMENDMENTS, WAIVERS AND ASSIGNMENTS

17.1  AMENDMENTS

      No amendment to this Agreement shall be effective unless made in writing.

17.2  NON-EXERCISE

      No omission or delay on the part of EIB in exercising any right arising under this Agreement, and no partial or incomplete exercise of any such right, shall be construed as a waiver of it.

17.3  NON-WAIVER

      No single waiver shall imply any further waiver or any obligation to grant a waiver on any continuation or recurrence of the circumstances for which the initial waiver is given.

17.4  ASSIGNMENTS

      Neither the Borrower nor EIB shall be entitled to assign or transfer all or any of its respective rights and obligations under this Agreement.

18.   NOTICES

18.1  NOTICES

      Notices and other communications given hereunder (other than such as arise out of litigation) addressed by one party to another shall be sent by telex, telefax, registered letter or letter with recorded delivery, to the latter's address hereinafter mentioned or to such other address as it may notify to the other in writing as being its new address for such purpose.

      for EIB:                          100 boulevard Konrad Adenauer
                                        L-2950 Luxembourg-Kirchberg
                                        Telex:  3530 BNKEU LU
                                        Telephone:  (352) 43791
                                        Telefax:  (352) 437704
                                        Attention Credit Risk Department

      for the Borrower:                 Level 30
                                        CityPoint
                                        1 Ropemaker Street
                                        London EC2Y 9HD

                                        Telephone:  0207 065 2026
                                        Fax:        0207 065 2041

      Any notice or communication hereunder shall be irrevocable and shall be effective upon receipt.

18.2  ANNEXES

      The Annexes form an integral part of this Agreement.

18.3  THIRD PARTY RIGHTS

      A person who is not a party to this Agreement has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed on their behalf in five originals in the English language.

SIGNED for and on behalf of   )
EUROPEAN INVESTMENT           )            *
BANK                          )

SIGNED for and on behalf of   )
YORKSHIRE LINK LIMITED        )            *



* This agreement was and was deemed to be amended and restated by an Amendment and Restatement Agreement dated as of September 4, 2001 between Yorkshire Link Limited, Yorkshire Link (Holdings) Limited, ABN AMRO Bank N.V., European Investment Bank, European Investment Fund, Certain Financial Institutions, as hedging counterparties, 3i Group plc, Macquarie Infrastructure (UK) Limited and Balfour Beatty plc, which was executed by the authorized representatives of the parties thereto as follows:

YORKSHIRE LINK LIMITED

By: /s/ Sean MacDonald
   ------------------------------

YORKSHIRE LINK (HOLDINGS) LIMITED

By: /s/ Sean MacDonald
   ------------------------------

ABN AMRO BANK N.V. in each of its capacities as refinancing bank, Intercreditor Agent, Senior Facility Agent, Senior Issuing Bank, Hedging Counterparty and Security Trustee

By: /s/ Andrea Echberg
   ------------------------------

3i GROUP PLC

By: /s/ Andrew Bell
   ------------------------------

THE DAI-ICHI KANGYO BANK, LIMITED

By: /s/ Chris O'Gorman
   ------------------------------

THE ROYAL BANK OF SCOTLAND plc acting as agent for:

NATIONAL WESTMINSTER BANK PLC

By: /s/ Vivek Sapra
   ------------------------------

MACQUARIE INFRASTRUCTURE (UK) LIMITED

By: /s/ Sean MacDonald
   ------------------------------

BALFOUR BEATTY PLC

By: /s/ Anthony Rabin
   ------------------------------

EUROPEAN INVESTMENT BANK

By: /s/ E. Uhlmann                          /s/ T.C. Barrett
   ------------------------------           ---------------------------------

EUROPEAN INVESTMENT BANK for and on behalf of EUROPEAN INVESTMENT FUND

By: /s/ P-L Gilibert                        /s/ K.J. Andreopoulos
   ------------------------------           ---------------------------------

                                     ANNEX I

                            FORM OF LETTER OF CREDIT

To:   European Investment Bank

Dear Sirs,

Irrevocable Letter of Credit No - issued pursuant to the EIB Facility Agreement dated - 1996 (as amended and restated)

1. In this letter except where the context otherwise requires, the following expressions have the meanings set opposite them:

      "Issuing Bank"                    [name, address and fax number]

      "EIB"                             European Investment Bank
                                        100 boulevard Konrad Adeneur
                                        L-2950 Luxembourg - Kirchberg

      "Borrower"                        Yorkshire Link Limited

      "Business Day"                    a day on which banks are open for
                                        business in Luxembourg and London

      "Demand" EIB's first written notice of demand in the form set out in Appendix 2

      "Expiry Date"                     31 March 2020

      "Facility Agreement"              means the EIB Facility Agreement dated
                                        26 March 1996 between EIB and the
                                        Borrower as amended and restated

      "Issuers"                         the banks and financial institutions
                                        whose names and addresses are set out in the first column of Appendix 1 hereto

      "Participation Percentage"        the percentage set opposite the name of
                                        each Issuer in the second column of
                                        Appendix 1 hereto

      "Total Sum"                       (pound)[ - ](1)

2. In consideration of EIB agreeing to accept this Letter of Credit, upon the Issuing Bank receiving before the Expiry Date a Demand, each of the Issuers irrevocably and

----------
(1)   Insert amount which is the Required Value of the Loan.

      unconditionally (but subject to the remaining provisions of this letter) agrees to pay to EIB its Participation Percentage of the amount specified in the Demand on the later of 5 Business Days after the receipt by the Issuing Bank of the Demand or such later date as may be specified in the Demand.

3.    (a)   The aggregate amount payable by each Issuer hereunder shall not exceed its Participation Percentage of the Total Sum.

      (b) Any payment made hereunder shall be made by transfer to an account in EIB's name with such bank as may be specified in the Demand, or in such other manner as may be acceptable to EIB directly by each Issuer in accordance with the terms of the Demand.

      (c) The obligations of the Issuers hereunder shall cease upon the Expiry Date except in respect of any Demand received by the Issuing Bank hereunder on or prior to such date.

      (d) The obligations of the Issuers hereunder are several and not joint and the Issuing Bank shall not be liable for any failure, nor shall any Issuer be liable for the failure, of any other Issuer to perform its obligations hereunder.

      (e) Save in its separate capacity as an Issuer, the Issuing Bank shall have no liability hereunder.

      (f)   All demands made by EIB hereunder shall be made in accordance with part 18 of the Intercreditor Agreement.

4. Each Demand shall specifically refer to this Letter of Credit No o and shall be given to the Issuing Bank by notice in writing by an authorised signatory of EIB at the Issuing Bank's address stated below or by tested telex to the number stated below.

5. The Letter of Credit may be amended only by an instrument in writing signed on behalf of all the parties hereto.

6. This Letter of Credit shall be governed by and construed in accordance with the laws of England. This Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits, 1993 Revision, International Chamber of Commerce Publication No. 500 insofar as the same are applicable (but so that the second sentence of Article 17 thereof shall be deemed excluded for this purpose with effect that, if this Letter of Credit expires during any interruption of business referred to in the first sentence of such Article, the Issuer whose business has been so interrupted shall remain liable to make payment under this Letter of Credit in respect of any demand no later than 15 Business Days after it has notified EIB that its business has ceased to be so interrupted).

7.    This Letter of Credit is not capable of being assigned by EIB.

8.    [This Letter of Credit is issued in replacement of Letter of Credit
      no......](2)

                                Yours faithfully,

               (as Issuing Bank for and on behalf of the Issuers)

Issuing Bank's address for Demands: [insert address of Issuing Bank]
Issuing Bank's tested telex no. for Demands: [insert telex number of Issuing
Bank]

----------
(2)   Incorporate if applicable

                      APPENDIX 1 TO LETTER OF CREDIT NO -

             NAMES AND ADDRESSES OF ISSUERS        PARTICIPATION PERCENTAGE

                      APPENDIX 2 TO LETTER OF CREDIT NO -

To:   [Issuing Bank]

Irrevocable Letter of Credit No- dated- (the "Letter of Credit")

1. We refer to the above Letter of Credit issued by you as Issuing Bank for and on behalf of the Issuers, and hereby notify you that:

      (a) the Borrower has failed to make payment(s) of [(pound)-] in aggregate to ourselves under the Facility Agreement and two Business Days have elapsed since such failure;

      (b) pursuant to Clause 9.2 of the Facility Agreement we are entitled to demand payment from [name of Issuer(s) of the sum(s) of(pound)- and f- respectively](3).

2. Accordingly, we hereby demand payment no later than [date] of the sum of o (being the aforementioned sum in default together with interest thereon at the contractual default rate from the due date thereof up to such date) [which sum is only payable by the Issuer(s) specified in (b) above in the amount(s) there specified](4).

[AND

3. In order to reduce the Loan to an amount such that the Adjusted Required Value is restored, we hereby demand payment on (insert next Payment Date) of the sum of(pound)- (being the principal sum whose prepayment will restore the Adjusted Required Value of the Letter of Credit)](5).

Terms defined in the Facility Agreement or in the Letter of Credit shall have the same meanings in this demand.

For European Investment Bank

Dated:  [     ]

[authorised signatory]

----------
(3) Required to be included appropriately amended in the case of a demand contemplated by Clause 9.2(e) of the Facility Agreement.

(4)   Insert where the demand is greater than the item.

(5)   Where the Borrowers default is in respect of interest.

                       APPENDIX 3 TO LETTER OF CREDIT NO -

To:   [Issuing Bank]

Irrevocable Letter of Credit No - dated - (the "Letter of Credit")

1. We refer to the above Letter of Credit issued by you as Issuing Bank for and on behalf of the Issuers.

2. We are required to deliver this notice to you pursuant to Clause [6.5/12.2(a)] of the Facility Agreement.

3.    The Total Sum under the Letter of Credit shall be reduced to(pound)[ - ].

                          For European Investment Bank

Dated:  [      ]

[authorised signatory]

                                     ANNEX 2

                 FORM OF NOTICE OF RELEASE OF OTHER EIB SECURITY

                          (PURSUANT TO CLAUSE 12.2(b))

From: European Investment Bank

To:   Borrower, copy to Senior Facility Agent

                             YORKSHIRE LINK LIMITED
                      FACILITY AGREEMENT DATED [     ]1996
                         [THE "EIB FACILITY AGREEMENT")]

Dear Sirs,

Terms used in this letter have the same meanings as used in the EIB Facility Agreement.

We refer to your letter dated - requesting us to consider whether we are satisfied that the Release Condition specified in Clause 12.1 of the EIB Facility Agreement has been fulfilled as of the Release Date(6) falling on -.

We are satisfied that the Release Condition is fulfilled and accordingly we hereby effect a [partial/total] release of the following EIB Bank Security pursuant to the [1st/2nd](7) partial/total and final reduction on its scheduled date pursuant to Clause 12.2(b) of the EIB Facility Agreement:

[details of security and amounts released]

This notice shall take effect forthwith upon our receipt of the certificate of the Account Bank referred to in Clause 12.3 of the EIB Facility Agreement.

                                Yours faithfully,
                            EUROPEAN INVESTMENT BANK

----------
(6)   Change to Payment Date if applicable.

(7)   Delete and fill in as appropriate.

                                     ANNEX 3

                   EIB'S TECHNICAL DESCRIPTION OF THE PROJECT

The Project concerns the design, construction and commissioning of some 30km of a new motorway link between the Ml/M62 motorways south of Leeds and the A1 trunk road south of Wetherby (east of Leeds). The Project will be carried out under the DBFO Contract. The construction works, from south of Leeds towards the north-east include:

-     the symmetrical widening of 3.lkm of the M62 motorway from dual 3 lane
      (D3M) to dual 4 lane motorway (D4M)

- the 1.7km long Lofthouse Interchange connection (D2M) between the M1 and the M62 with the construction of two tunnels (90m and 160m long respectively)

- the widening of l.lkm of the existing D3M M1 motorway by the addition of two ancillary lanes

- the construction on a new alignment of 15.8km of D3M standard between the MI at Belle Isle and the Al at Hook Moor, including a 1.3km diversion at Belle Isle interchange

- the widening of the Al to 3 or 4 lanes in each direction between Hook Moor and Bramham Crossroads, including links towards Micklefield and the A64 (some 9.9km overall)

The project includes new motorway interchanges at Belle Isle (merging of D3M + D3M to five lanes) and Hook Moor (merging of D3M + D3M to four lanes) and new junctions at Rothwell Haigh, Austhorpe, Parlington and Bramham Crossroads. The works include also the alteration of side roads, the diversion of statutory undertakers' plant, the supply and installation of lighting, road and traffic counting equipment and a National Motorway Communications system.

                                     ANNEX 4

                               AMORTISATION TABLE

                                    PRINCIPAL AMOUNT
   AMORTISATION DATE          AS A PERCENTAGE OF THE LOAN
   -----------------          ---------------------------
1.  31 March 2000                       0.86%
2.  30 September 2000                   0.90%
3.  31 March 2001                       0.94%
4.  30 September 2001                   0.99%
5.  31 March 2002                       1.03%
6.  30 September 2002                   1.08%
7.  31 March 2003                       1.13%
8.  30 September 2003                   1.18%
9.  31 March 2004                       1.24%
10. 30 September 2004                   1.29%
11. 31 March 2005                       1.35%
12. 30 September 2005                   1.41%
13. 31 March 2006                       1.48%
14. 30 September 2006                   1.55%
15. 31 March 2007                       1.62%
16. 30 September 2007                   1.69%
17. 31 March 2008                       1.77%
18. 30 September 2008                   1.85%
19. 31 March 2009                       1.94%
20. 30 September 2009                   2.03%
21. 31 March 2010                       2.12%
22. 30 September 2010                   2.22%
23. 31 March 2011                       2.32%
24. 30 September 2011                   2.43%
25. 31 March 2012                       2.54%
26. 30 September 2012                   2.66%
27. 31 March 2013                       2.78%

28. 30 September 2013                   2.91%
29. 31 March 2014                       3.05%
30. 30 September 2014                   3.19%
31. 31 March 2015                       3.33%
32. 30 September 2015                   3.49%
33. 31 March 2016                       3.65%
34. 30 September 2016                   3.82%
35. 31 March 2017                       3.99%
36. 30 September 2017                   4.18%
37. 31 March 2018                       4.37%
38. 30 September 2018                   4.57%
39. 31 March 2019                       4.78%
40. 30 September 2019                   5.00%
41. 25 March 2020                       5.27%
                                      ------
                                      100.00%

                                     ANNEX 5

                           FORM OF BF LETTER OF CREDIT

To:   European Investment Bank

Dear Sirs,

Irrevocable Letter of Credit No - issued pursuant to the EIB Facility Agreement dated - 1996

1. In this letter, except where the context otherwise requires, the following expressions have the meanings set opposite them:

      "Issuer"                        [name, address and fax number];

      "EIB"                           European Investment Bank
                                      100 boulevard Konrad Adenauer
                                      L-2950 Luxembourg-Kirchberg;

      "Borrower"                      Yorkshire Link Limited;

      "Business Day"                  a day on which banks are open for business
                                      in Luxembourg and London;

      "Demand" EIB's first written demand in the form set out in Appendix 1;

      "Original Expiry Date"          [  1;

      "Facility Agreement"            the EIB Facility Agreement dated o 1996
                                      between EIB and the Borrower as amended
                                      and restated;

      "Requesting Party"              Macquarie Infrastructure (UK) Limited /
                                      Balfour Beatty Plc;

      "Total Sum"                     (pound)1,000,000 (as reduced in accordance
                                      with paragraph 7);

2. At the request of the Requesting Party the Issuer has issued this irrevocable letter of credit to EIB.

3. This irrevocable Letter of Credit will be extended for an additional period of ten (10) months from the Original Expiry Date (the extension being to the "Revised Expiry Date") unless forty five (45) days prior to such date (or any Revised Expiry Date) the Issuer notifies the EIB in writing at the address specified above (marked for the attention of PM Credit Monitoring Department) that the Issuer elects not to renew this Letter of Credit for such additional period.

4. The Issuer irrevocably and unconditionally (but subject to the remaining provisions of this letter) agrees to pay, upon the Issuer receiving before the Expiry Date a Demand, to EIB the amount specified in the Demand on the later of 3 Business Days after the receipt by the Issuer of the Demand or such later date as may be specified in the Demand.

5.    (a)   The aggregate amount payable by the Issuer hereunder shall not exceed the Total Sum.

      (b) Any payment made hereunder shall be made by transfer to such account as may be specified in the Demand.

      (c) The obligation of the Issuer hereunder shall cease upon the Expiry Date except in respect of any Demand received by the Issuer hereunder on or prior to such date.

6. Each Demand shall specifically refer to this Letter of Credit No o and shall be given to the Issuer by notice in writing by an authorised signatory of EIB at the Issuer's address stated below or by tested telex to the number stated below.

7. The Letter of Credit may be amended only by an instrument in writing signed on behalf of all the parties hereto save that the delivery to the Issuer of a notice from EIB in the form of Appendix 2 to this letter shall have the effect as set out therein which shall take effect upon receipt of the same by the Issuer.

8. This Letter of Credit shall be governed by and construed in accordance with the laws of England. This Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits, 1993 Revision, International Chamber of Commerce Publication No. 500 insofar as the same are applicable (but so that the second sentence of Article 17 thereof shall be deemed excluded for this purpose with effect that, if this Letter of Credit expires during any interruption of business referred to in the first sentence of such Article, the Issuer whose business has been so interrupted shall remain liable to make payment under this Letter of Credit in respect of any demand no later than 15 Business Days after it has notified EIB that its business has ceased to be so interrupted).

[This Letter of Credit is issued in replacement of Letter of Credit
no........](8)

                                         Yours faithfully,

                                         Issuer

Issuer's address for Demands:            [insert address of Issuer]

Issuer's tested telex no. for Demands:   [insert telex number of Issuer]

----------
(8)   Text for use with replacement LCs.

                        APPENDIX 1 TO LETTER OF CREDIT NO -

                                     DEMAND

To:   [Issuer]

Irrevocable Letter of Credit No - dated - (the "Letter of Credit")

1. We refer to the above Letter of Credit issued by you as Issuer and hereby notify you that [the Borrower has failed to make payment(s) of (pound)[ - ] in aggregate to ourselves under the Facility Agreement in respect of Excess Broken Funding Costs/five Business Days have elapsed since we gave notice to the Borrower that you have ceased to possess a rating as described in Clause 11.3(a)(i)(A) of the Facility Agreement/the Borrower has failed to procure the replacement of the above referenced letter of credit as required by Clause 4.1.2(a)(ii) of the Facility Agreement](9).

2. Accordingly, we hereby demand payment no later than [date] of the sum of(pound)[ - ].

Terms defined in the Facility Agreement or in the Letter of Credit shall have the same meanings in this demand.

                          For European Investment Bank

Dated: [             ]

[authorised signatory]

----------
(9)   Delete as appropriate.

                        APPENDIX 2 TO LETTER OF CREDIT NO -

                                REDUCTION NOTICE

To:   [Issuer]

IRREVOCABLE LETTER OF CREDIT NO -  DATED - (THE "LETTER OF CREDIT")

1.    We refer to the above Letter of Credit issued by you as Issuer.

2. We are required to deliver this notice to you pursuant to Clause 12.5 of the Facility Agreement.

3. [The amount which is the Total Sum under the Letter of Credit shall be reduced to(pound)[500,000]. The Letter of Credit is hereby cancelled.](10)

                          For European Investment Bank

Dated:  [        ]

[authorised signatory]

----------
(10)  Reduction to(pound)500,000 on First Release, cancellation on Second
      Release.